Exhibit 99.1

Datacentrex Reports First Quarter 2026 Financial Results

●	Revenue increased to $2.2 million, compared with $160,000 in the prior year period, driven by scaled deployment of Scrypt-based digital asset mining infrastructure

May 14, 2026 – Datacentrex, Inc. (“Datacentrex” or the “Company”) (Nasdaq: DTCX), a diversified technology-driven enterprise operating a digital asset mining business, today reported financial results for the first quarter ended March 31, 2026.

“Datacentrex’s Q1 2026 results reflect strong year-over-year growth, with mining operations generating $2.2 million of revenue compared to $160,000 from inception in Q1 2025,” said Parker Scott, Chief Executive Officer of Datacentrex. “Importantly, we generated $513,000 in gross profit, representing a 23.5% gross margin, despite a difficult mining environment in Q1 2026. While our reported net loss reflects several significant non-cash items, including depreciation, stock-based compensation, and mark-to-market losses on digital asset holdings, these items do not reflect the underlying cash performance of the business. Excluding the impact of digital asset valuation movements, we believe our operating results demonstrate meaningful progress toward greater efficiency as we continue to scale our mining infrastructure.

“We entered 2026 with a well-capitalized balance sheet, no debt, and a fleet of 3,094 Scrypt ASIC miners that has continued to contribute gross profit on our operating business. We believe the combination of our operating infrastructure, treasury position, and continued focus on cost discipline provides flexibility for Datacentrex to invest and pursue growth opportunities, and we remain focused on expanding our compute capacity and evaluating strategic investments across the digital infrastructure landscape to drive long-term value for our stockholders,” added Scott.

First Quarter 2026 Financial Highlights (unaudited)

●	Revenue increased to $2.2 million, compared with $160,000 in the first quarter of 2025, reflecting the Company’s expanded deployment of Scrypt ASIC miners and transition into a scaled digital asset mining platform.

●	Gross profit increased to $513,000, at a 23.5% gross margin, compared with $84,000, at 52.5% gross margin in the prior-year period. The unit economics and gross margins of the Company’s mining operations continued to demonstrate positive mining performance in Q1 2026 despite digital asset price volatility.

●	Total operating expenses were $5.5 million, compared with $391,000 in the prior-year period, primarily reflecting a $3.3 million non-cash depreciation and amortization expense related to the Company’s mining equipment base, $1.2 million of stock-based compensation, and higher general and administrative expenses associated with operating as a scaled public digital infrastructure company.

●	Reported a GAAP net loss of $6.2 million, which included $3.3 million of depreciation and amortization expense, $1.2 million of stock-based compensation, and $1.2 million of net realized and unrealized losses on digital assets driven by Scrypt and Bitcoin asset price movements during the quarter.

●	Reported an Adjusted EBITDA loss of approximately $1.7 million, reflecting $3.3 million of depreciation and amortization and $1.2 million of stock-based compensation added back to a GAAP net loss of $6.2 million. Adjusted EBITDA for the quarter includes $1.2 million of non-cash mark-to-market losses on digital assets; absent this non-cash valuation movement, the operational loss would have been approximately $0.5 million. See reconciliation table below.

●	Ended the quarter with $42.5 million in cash and cash equivalents, $5.3 million in digital assets, and $11.2 million in receivables from the Company’s public market offering which closed on March 31, 2026, representing aggregate liquidity of more than $59 million.

First Quarter 2026 Operating Highlights

●	Mined Scrypt-based blockchain networks, including Litecoin and Dogecoin, through a merged-mining architecture, generating revenue across multiple networks without incremental energy consumption - while accumulating Bitcoin as the Company’s long-term treasury reserve. As of March 31, 2026:

○	Operated 3,094 Scrypt ASIC miners across four geographically diversified U.S.-based colocation facilities.

○	Operated approximately 43.3 TH/s of aggregate deployed hashrate and approximately 12.5 MW of deployed power capacity.

About Datacentrex, Inc.

Datacentrex, Inc. is a diversified technology-driven enterprise operating a digital asset mining business and transitioning to potential high-growth sectors including digital-asset infrastructure, data-center operations and quantum-computing-adjacent technologies. Datacentrex, Inc. intends to pursue selective investments, partnerships, and acquisitions to drive innovation and value creation. For additional information, please refer to the Company’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.

Visit Datacentrex’s investor relations website.

Non-GAAP Financial Measures

This press release includes Adjusted EBITDA, which is a non-GAAP financial measure. The Company defines Adjusted EBITDA as net income (loss), adjusted for depreciation and amortization, stock-based compensation, interest expense, net, and certain other items. Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for net income (loss) or any other measure prepared in accordance with U.S. GAAP. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable U.S. GAAP measure, is provided in the financial tables included in this press release.

Reconciliation of Net Loss to Adjusted EBITDA (Unaudited)

(in thousands)

	Q1 2026	Q1 2025
Net loss	$(6,152)	$(309)
Add: Depreciation and amortization	3,287	189
Add: Stock-based compensation	1,156	—
Adjusted EBITDA	$(1,708)	$(119)

Adjusted EBITDA for Q1 2026 includes $1,212 of non-cash mark-to-market losses on digital assets, which are reflected in the GAAP net loss but are not added back under the Company’s Adjusted EBITDA definition. Excluding this item, the operational loss would have been approximately $(496).

Forward-Looking Statements Disclaimer

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding Datacentrex’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, Datacentrex’s ability to successfully achieve its strategic initiatives, including its expectation that it will be able to secure additional miners; unexpected costs, charges or expenses resulting from the merger; potential adverse reactions or changes to business relationships resulting from the completion of the merger; risks related to the inability of Datacentrex to successfully operate as a combined business; risks associated with the possible failure to realize certain anticipated benefits of the merger, including with respect to future financial and operating results; competition in Datacentrex’s markets; risks associated with Datacentrex’s investment strategy, including digital asset market volatility, cybersecurity and custody of digital assets, potential changes in laws or accounting standards relating to digital assets and regulatory developments affecting digital assets; and volatility of Datacentrex’s stock price. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Investors and security holders are urged to read these documents free of charge on the SEC’s website at: http://www.sec.gov. The risks and uncertainties that Datacentrex has described are not the only ones Datacentrex faces. Additional risks and uncertainties not presently known to Datacentrex or that Datacentrex currently deems immaterial may also affect Datacentrex’s operations. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, it can give no assurances that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond Datacentrex’s control) and assumptions that could cause actual results to differ materially from historical experience. Actual results may differ materially from those in the forward-looking statements and the trading price for Datacentrex’s common stock may fluctuate significantly. Except as required by law, Datacentrex undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Company Contact

Datacentrex Investor Relations

ir@datacentrex.com

800-403-6150